EXHIBIT 3.1

                              ARTICLES OF AMENDMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION,
                                       OF
                         LOUISIANA CASINO CRUISES, INC.

         By authority of the Shareholders of Louisiana Casino Cruises, Inc., the President and Secretary of the Corporation hereby certify that a Resolution amending the Articles of Incorporation of Louisiana Casino Cruises, Inc., as restated on November 30, 1993, was duly adopted, in conformance with law, by the affirmative vote of at least two-thirds (2/3) of the voting power of the Corporation and of the outstanding shares of common stock entitled to vote thereon, at a meeting held on the 15th day of September, 1998. Said Resolution changes and amends the Restated Articles of Incorporation in effect prior to the date hereof by amending Article V to read as set forth below:

                                   ARTICLE V.

                  The provisions dealing with directors shall be as follows:

         A. Unless and until otherwise provided in the by-laws, all of the corporate powers of this Corporation shall be vested in, and all of the business and affairs of this corporation shall be managed by, a board of no less than three (3) nor more than five (5) directors.

         B. By a vote of all of the directors, the board of directors shall have authority to make and alter by-laws, including the right to make and alter by-laws fixing their qualifications, classifications, or terms of office, or fixing or increasing their compensation, subject to the power of the shareholders to change or repeal the by-laws so made.

         C. The qualifications, term of office, manner of election, time and place of meeting, whether within or outside the State of Louisiana, and the powers and duties of the directors, may be from time to time fixed, changed, increased or reduced by the by-laws.

         D. The board of directors shall further have authority to exercise all such other powers and to do all such other lawful acts and things which this Corporation or its shareholders might do, unless prohibited from doing so by applicable laws, or by these Articles of Incorporation, or by the by-laws.


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         E.       The general annual meeting of the shareholders for the
                  election of directors shall be held at such place and time as may be determined by the board of directors or the by-laws.

         F. Unless otherwise provided in the by-laws, any director absent from a meeting may be represented by any other person, whether or not he is a director or shareholder, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director, filed with the Secretary.

         G. Upon the written request of shareholders holding 80 percent of the voting stock of this Corporation issued and outstanding, any member of the board of directors of this Corporation may be replaced by a director designated by such shareholders in writing at any time, whether or not his or her term of office shall have expired.

         Thus executed in counterpart on the dates and at the places set forth below.

                                            LOUISIANA CASINO CRUISES, INC.

                                            /S/ DAN MEADOWS
                                            ---------------
                                            Dan Meadows, President

                                            Date:  OCTOBER 14, 1998

                                            Signed at:  Phoenix, Arizona

                                            /S/ W. PETER TEMLING
                                            --------------------
                                            W. Peter Temling, Secretary

                                            Date:  OCTOBER 2, 1998

                                            Signed at:  Miami, Florida

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                                 ACKNOWLEDGMENT

STATE OF ARIZONA

COUNTY OF MARICOPA

         BE IT KNOWN, that on this 14TH day of OCTOBER, 1998, before me, the undersigned authority, personally came and appeared:

                                   DAN MEADOWS

who, being sworn, deposed that he executed the above and foregoing Articles of Amendment to the Restated Articles of Incorporation of Louisiana Casino Cruises, Inc. of his own free will and as his own act and deed for the uses, purposes and benefits therein expressed.

WITNESSES:

/S/ LYNETTE C. PHILLIPS

                                                      /S/ DAN MEADOWS
                                                      ---------------
                                                      DAN MEADOWS, President

/S/ BILL SCHRADER

                                SHELLEY M. PARKER
                                  NOTARY PUBLIC
                         COMMISSION EXPIRES MAY 10, 1999


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                                 ACKNOWLEDGMENT

STATE OF FLORIDA

COUNTY OF DADE

         BE IT KNOWN, that on this 2ND day of OCTOBER, 1998, before me, the undersigned authority, personally came and appeared:

                                W. PETER TEMLING

who, being sworn, deposed that he executed the above and foregoing Articles of Amendment to the Restated Articles of Incorporation of Louisiana Casino Cruises, Inc. of his own free will and as his own act and deed for the uses, purposes and benefits therein expressed.

WITNESSES:

/S/  DAVID MIZELS

                                                     /S/ W. PETER TEMLING
                                                     --------------------
                                                     W. PETER TEMLING, Secretary

/S/ JONATHON K. COHEN

                               /S/ NANCY QUINTANA
                                  NOTARY PUBLIC
                             COMMISSION NO. CC734525
                        COMMISSION EXPIRES APRIL 16, 2002


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                            ABSTRACT FROM THE MINUTES
                              OF THE ANNUAL MEETING
                             OF THE SHAREHOLDERS OF
                         LOUISIANA CASINO CRUISES, INC.

         The annual meeting of the shareholders of Louisiana Casino Cruises, Inc. was held at the registered office of the Corporation in Baton Rouge, Louisiana, on the 15th day of September, 1998.

         Upon motion duly made, seconded and carried, it was,

         RESOLVED, that the Articles of Incorporation of Louisiana Casino Cruises, Inc., as Restated on November 30, 1993, be amended in accordance with the attached Articles of Amendment; and

         RESOLVED FURTHER, that the President and Secretary or other appropriate officers are authorized and directed to certify adoption of the foregoing Resolution, to file such certificate with the Secretary of State, and to take all action necessary to effect the attached Amendment to the Restated Articles of Incorporation of Louisiana Casino Cruises, Inc.

                                   CERTIFICATE

         I hereby certify that the above and foregoing is a true and correct abstract from the minutes of the annual meeting of the Shareholders of Louisiana Casino Cruises, Inc., held in Baton Rouge, Louisiana, on September 15, 1998, holders and/or representatives of all of the authorized voting shares being present and voting.

         Thus executed in counterpart.

                                                     /S/ W. PETER TEMLING
                                                     --------------------
                                                     W. Peter Temling, Secretary

ATTEST:

/S/ DAN MEADOWS
---------------
Dan Meadows, President